Exhibit 4.1
[Specimen]

Certificate Number ZQ	Shares
[SunCom Wireless logo]
SUNCOM WIRELESS HOLDINGS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK PAR VALUE $0.01	CLASS A COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND JERSEY CITY, NJ

CUSIP 86722Q 10 8 SEE REVERSE FOR CERTAIN DEFINITIONS

TRANSFER OF THIS CERTIFICATE IS RESTRICTED SEE LEGEND ON REVERSE SIDE.
THIS CERTIFIES THAT
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF
THE PAR VALUE OF ONE CENT ($.01) EACH OF
SunCom Wireless Holdings, Inc. (hereinafter called the “Company”) transferable only upon the books of the Company by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued under and are subject to the laws of the State of Delaware and to all provisions of the Certificate of Incorporation and the Bylaws of the Company, including any and all amendments as may from time to time be made thereto, to all the terms and conditions of which the holder, by acceptance thereof, assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
In Witness Whereof, the Company has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its facsimile corporate seal to be hereunto affixed.
Dated:

Chairman and Chief Executive Officer	DATED
[SEAL OF SUNCOM WIRELESS HOLDINGS, INC.]

COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR
Secretary	By,
AUTHORIZED SIGNATURE

SUNCOM WIRELESS HOLDINGS, INC.
The Company is authorized to issue more than one class or series of stock. The Company will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as tenants	UNIF GIFT MIN ACT- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act____________________ (State) UNIF TRF MIN ACT Custodian (until age___) (Cust) (Minor)
under Uniform Transfers to Minors Act (State)
Additional abbreviations may also be used though not in the above list.
For value received,                                                              hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)
                                                             Shares of the Class A Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.
Dated                     20
Signature:
Signature:
Notice: The signature to this assignment must correspond
               with the name as written upon the face of the
               certificate in every particular, without alteration or
               enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guaranteed Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (Banks,
Stockbrokers, Savings and Loan Associations
and Credit Unions) WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.